EXHIBIT 99.1

Reinsurance Group of America and RenaissanceRe Launch Langhorne Re

Reinsurance industry leaders announce formation of global reinsurer offering solutions for large in-force life and annuity blocks

ST. LOUIS, January 11, 2018 – Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global life reinsurer, and RenaissanceRe Holdings Ltd. (“RenaissanceRe”) (NYSE:RNR), a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital, today announced the launch of Langhorne Re, a global reinsurer targeting large in-force life and annuity blocks.

To date, Langhorne Re has secured $780 million of equity capital commitments including investments from RGA and RenaissanceRe. Langhorne Re will combine a strong long-term capital base with underwriting and third-party capital management support from RGA and RenaissanceRe to purchase large in-force life and annuity blocks, allowing clients to de-risk and optimize their capital management.

“We are very pleased to announce the launch of Langhorne Re with our strategic partner, RenaissanceRe,” said Scott Cochran, Executive Vice President, Corporate Development and Acquisitions, RGA. “Powered by the complementary and industry-leading capabilities of RGA and RenaissanceRe, Langhorne Re is uniquely positioned to provide competitive and flexible solutions that expand RGA’s existing client offerings.”

“RenaissanceRe’s experience with managing third party capital and sophisticated risk management combined with RGA’s experience in the life market make this a very attractive partnership,” said Aditya K. Dutt, President, Renaissance Underwriting Managers, Ltd. “As a result, we expect both clients and policyholders will benefit from our long-term approach and track record of capital stewardship.”

Barclays acted as financial advisor and Sidley Austin LLP as legal advisor for Langhorne Re.

About Langhorne Re
Langhorne Re is a global reinsurer targeting large in-force life and annuity blocks. The vehicle is funded with capital commitments from RGA and RenaissanceRe and other third-party pension fund and life insurance company commitments.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.3 trillion of life reinsurance in force and assets of $58.7 billion as of September 30, 2017. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri and operations in 26 countries, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the company’s website at www.rgare.com.

About RenaissanceRe
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Ireland, Singapore, the United Kingdom, and the United States.

All statements other than present and historical facts and conditions contained in this press release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

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FOR MORE INFORMATION:
Investors:
Reinsurance Group of America
Jeff Hopson
Senior Vice President, Investor Relations
636-736-2068
jhopson@rgare.com

RenaissanceRe Holdings Ltd.
Keith McCue, 441-239-4830
Senior Vice President, Finance & Investor Relations

Media:
Reinsurance Group of America
Lynn Phillips
Vice President, Corporate Communications
636-736-2351
lphillips@rgare.com

Lizzie Curry
Public Relations Manager
636-736-8521
lizzie.curry@rgare.com

RenaissanceRe Holdings Ltd.
Elizabeth Tillman
Director – Communications
212-238-9224

Kekst and Company
Peter Hill or Dawn Dover
212-521-4800